UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 6, 2006
ALON USA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32567	74-2966572
(State or Other Jurisdiction of Incorporation)	Commission File Number)	(IRS Employer Identification No.)
7616 LBJ Freeway, Suite 300
Dallas, Texas 75251
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 367-3600

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On June 6, 2006, Southwest Convenience Stores, LLC, a Texas limited liability company (“SCS”), entered into a Credit Agreement (the “Credit Facility”) by and among SCS, as Borrower, and Wachovia Bank, National Association, a national banking association, as Administrative Agent and Issuing Bank. SCS is a wholly-owned subsidiary of Alon USA Energy, Inc., the registrant (the “Company”).
     Borrowings under the Credit Facility are available in the form of (i) a term loan commitment in an aggregate principal amount of $30 million maturing on June 30, 2016 and (ii) a revolving credit commitment (available in the form of revolving loans and letters of credit) in an aggregate principal amount of $20 million maturing on June 30, 2009. Revolving loans may be converted by SCS at any time to a term loan maturing on the tenth anniversary of conversion. At the request of SCS, the revolving credit commitment may be increased by an amount not to exceed $10 million (either at the discretion of the existing lenders or by the addition of new lenders proposed by SCS and reasonably acceptable to the administrative agent under the Credit Facility). The aggregate amount of the lenders’ commitments under the entire Credit Facility may not exceed $60 million.
     Obligations under the Credit Facility are jointly and severally guaranteed by the Company, Alon USA Interests, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Alon Interests”), Good Time Enterprise, LLC, a Delaware limited liability company (“Good Time Enterprise”), upon consummation (subject to all closing conditions, including third party rights of first refusal) of the acquisition by Good Time Enterprises of the business of Good Time Stores, Inc. in El Paso, Texas as previously announced by the Company, and all of the subsidiaries of SCS and Good Time Enterprise (collectively, the “Guarantors”). The obligations under the Credit Facility are secured by a pledge of substantially all of the assets of the SCS, Good Time Enterprise and their subsidiaries including, cash, accounts receivable and inventory.
     The Credit Facility includes customary events of default and restrictions, a financial covenant and restrictions on the activities of SCS, Good Time Enterprise and their subsidiaries.
     Closing and funding of the Credit Facility is subject to customary conditions and further subject to termination of liens in favor of GE Capital Franchise Finance Corporation, a Delaware corporation (“GE Capital”). The Company intends to satisfy all of its outstanding obligations under the loan documents with GE Capital and obtain lien terminations during or before the third quarter of this year.
     A copy of the Credit Facility is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Credit Facility contained herein is qualified in its entirety by reference to the full text of the Credit Facility.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

2

Item 9.01. Financial Statements and Exhibits.
     (d)   Exhibits.

Exhibit
Number	Description
10.1	Credit Agreement, dated June 6, 2006, by and among Southwest Convenience Stores, LLC and Wachovia Bank, National Association.

3

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALON USA ENERGY, INC.

	By:	/s/ Harlin R. Dean

Harlin R. Dean Vice President, General Counsel and Secretary

Date: June 7, 2006

INDEX TO EXHIBITS

Exhibit
Number	Description
10.1	Credit Agreement, dated June 6, 2006, by and among Southwest Convenience Stores, LLC and Wachovia Bank, National Association.